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                                                                Exhibit 10(G)(2)



                                 AMENDMENT NO. 1
                                     TO THE
                                HUNT CORPORATION
                      SUPPLEMENTAL EXECUTIVE BENEFITS PLAN

               (As Amended and Restated Effective January 1, 1997)

         WHEREAS, Hunt Corporation (the "Company") maintains the Hunt Corporation Supplemental Executive Benefits Plan (the "Plan"); and

         WHEREAS, the Company most recently amended and restated the Plan effective January 1, 1997; and

         WHEREAS, the Company desires further to amend the Plan in order to clarify certain provisions thereof; and

         NOW, THEREFORE, effective January 1, 1997, the Company hereby amends the Plan as follows:

         1. Section 4.11 of the Plan is amended to read as follows:

         4.11 Elective Transfer of Life Insurance Policies Providing Article IV
Benefits:

                           (a) Election. A Participant described in Section
                  4.11(c) may elect, on the Appropriate Form filed with the Committee not later than 60 days following his or her retirement or other separation from service, to have transferred to him or her the life insurance policies held by the Trust under the Plan to provide benefits to such Participant under this Article IV, but only to the extent the cash surrender value of such policies does not exceed the Present Value of his or her Accrued Benefit. (A Participant described in Section 4.11(c) who is not otherwise eligible to receive benefits under this Article IV shall be deemed to have made such an election.) In the event of such transfer, such Participant shall be entitled to no further benefits under this Article IV.

                           (b) Time of Transfer. In the event a Participant
                  makes an election under Section 4.11(a), such life insurance policies shall be transferred to the Participant as soon as practicable following the date such election is made, but in no event earlier than the later of (i) 90 days after the date such election is made, or (ii) the first day of the Participant's first taxable year which begins after the date such election is made.

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                           (c) Eligible Participants. The election described in
                  Section 4.11(a) shall be available to any Participant who:

                                     (1) Retires on or after his or her Early
                            Retirement Date.

                                     (2) Separates from service by reason of
                            Disability.

                                     (3) Voluntarily terminates his or her
                            employment with the Participating Companies after completing 15 or more Years of Vesting Service.

                                     (4) Is involuntarily terminated for any
                            reason other than Cause or performance limitations, or is involuntary terminated for performance limitations after completing 15 or more Years of Vesting Service, provided that (i) if such Participant is entitled to receive "Salary Continuation Benefits" under the Hunt Corporation Officer Severance Plan (the "Severance Plan"), such Participant must sign a "Separation Agreement" under the Severance Plan, and (ii) the transfer shall not occur until the end of the "Severance Period" under the Severance Plan.

                  Notwithstanding the foregoing, this Section 4.11 shall not apply to any Participant or his or her beneficiary if such Participant dies before the transfer of the life insurance policies held by the Trust under the Plan to provide benefits to such Participant under Article IV of the Plan.

                  2.  Section 6.5 of the Plan is amended to read as follows:

                  6.5      Manner, Form and Time of Distribution of Accounts:

                           (a) Time of Distribution: The vested balance in an
                  Executive Officer Participant's Accounts shall be paid, or commence to be paid, as soon as practicable after the Executive Officer Participant separates from service with the Participating Companies and all their Affiliates for any reason.

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                           (b) Manner of Distribution: Subject to Section 6.10,
                  an Executive Officer's vested Accounts shall be paid in a single lump sum; provided, however, that an Executive Officer who retires on or after his or her Early or Normal Retirement Date may elect, by filing the Appropriate Form with the Committee at least 90 days before the beginning of the Participant's taxable year in which such distribution is to be made or commence under Section 6.5(a), to receive distribution of his or her vested Accounts in installments, payable monthly, quarterly, or annually, over a period not to exceed ten years. If an Executive Officer elects to receive installment payments under this Section 6.5(b), the balance of his or her Accounts shall be reduced by the amount of any costs incurred to keep in effect the life insurance policies held by the Trust under the Plan to provide benefits to such Participant under this Article VI during the payment period.

                           (c) Death of Executive Officer Participant:
                  Notwithstanding any election under Section 6.5(b), if an Executive Officer Participant dies prior to the complete distribution of his or her Accounts, the remaining vested balance in such Accounts shall be paid to his or her Beneficiary in a single sum as soon as practicable after the Executive Officer Participant's death.

                           (d) Form of Distribution. Except as otherwise
                  provided in this Section 6.5(d) or in Section 6.10, distribution of vested Account balances not invested in Company Securities shall be made in cash, and distribution of vested Account balances invested in Company Securities shall be made in Company Securities unless the Executive Officer Participant elects to have such distribution made in cash, and the Company's Board of Directors approves such election. Such election shall be made by filing the Appropriate Form with the Committee.

                  3.  Section 6.10 of the Plan is amended to read as follows:

                  6.10 Elective Transfer of Life Insurance Policies Providing
         Article VI Benefits: Any Participant who has a vested interest in his or her Accounts and who does not have in effect an election to receive distribution of his or her vested Accounts in installments under
         Section 6.5(b) may elect, by filing the Appropriate Form with the Committee, to have transferred to him or her the life insurance policies held by the Trust under the Plan to provide benefits to such Participant under this Article VI, after removing from such life insurance policies the portion of such Participant's Accounts which is not vested and any insurance company charges and fees related thereto. If such a transfer is made, the Company shall make a single-sum cash payment to the Participant equal to the excess, if any, of the Participant's vested interest in his or her Accounts over the cash value of the insurance policies. In the event of such a transfer under this Section 6.10, such Participant shall be entitled to no further benefits under this Article VI.

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                  IN WITNESS WHEREOF, Hunt Corporation has caused these presents to be duly executed this ____ day of _________, 1999.

Attest:                                   HUNT CORPORATION



_______________________________     By:     _______________________________
Secretary                                            Senior Vice President








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